Consent of Independent Auditors

The Board of Directors and Shareholders of
Aetna Generation Portfolios, Inc.:

We consent to the use of our report dated February 13, 1998 incorporated by reference herein this Post-Effective Amendment No. 7 to Registration Statement (No. 33-88334) and to the references to our firm under the heading "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

                                                      /s/ KPMG Peat Marwick LLP
                                                      -------------------------
                                                      KPMG Peat Marwick LLP


Hartford, Connecticut
April 27, 1998